UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2020, SpartanNash Company (the “Company”) and Dennis Eidson, Interim President and Chief Executive Officer of the Company, agreed to an extension of his term until the earlier of November 5, 2020 (the “Quarter End Date”) or 30 days following the commencement date of a new chief executive officer (the “Termination Date”). Mr. Eidson was appointed Interim President and Chief Executive Officer of the Company on August 9, 2019 for a term scheduled to expire no later than August 8, 2020. The Company’s search for a new chief executive officer remains ongoing.

In connection with the extension of the term of Mr. Eidson’s employment, the Company and Mr. Eidson entered into a new employment agreement (the “Employment Agreement”). Mr. Eidson will continue to receive an annual base salary of $1,400,000 and will receive monthly cash retention payments of $116,667 on each of the following dates, as long as he remains actively employed by the Company on the applicable date:  August 10, 2020; September 8, 2020; and October 7, 2020 (“Retention Payment Dates”). He will also be entitled to receive monthly equity retention grants of shares of Company common stock on each Retention Payment Date, each with a grant date fair value of $226,667, based on the Company’s closing stock price on the trading day preceding the date of grant, so long as he remains actively employed by the Company on the applicable Retention Payment Date (each, a “Restricted Stock Award”).

The Restricted Stock Awards will vest on November 5, 2020, if he remains actively employed by the Company through that date. In the event of a qualifying termination, as described in the Restricted Stock Award Agreement with respect to the Restricted Stock Award and which includes a termination on the date that is 30 days following the date on which a new chief executive officer of the Company commences employment with the Company, before November 5, 2020, vesting will be prorated as described in the Restricted Stock Award.  Mr. Eidson will continue to be eligible to participate in the Company’s 401(k) plan, supplemental savings plan, health insurance programs and other employee benefits provided to the Company’s other executive officers and will continue to receive transportation benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2020	SpartanNash Company

	By:	/s/ Mark E. Shamber
Mark E. Shamber Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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